                                                                     EXHIBIT 3.1
                                                                     -----------

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CERES GROUP, INC.


            Ceres Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

                FIRST: Article IV of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                   "ARTICLE IV
                                CAPITAL STRUCTURE

            4.1 Authorized Capital Stock. The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is 52,000,000 shares, consisting of:

                (a) 100,000 Convertible Voting Preferred Shares, par value $0.001 per share (the "Voting Preferred Shares");

                (b) 1,900,000 Non-Voting Preferred Shares, par value $0.001 per share (the "Non-Voting Preferred Shares" and, together with the Voting Preferred Shares, the "Preferred Shares"); and

                (c) 50,000,000 Common Shares, par value $0.001 per share (the "Common Shares").

            4.2 Voting Preferred Shares.

                4.2.1 Effective Date. For purposes of this Section 4.2, the term "Effective Date" shall mean July 26, 2000.

                4.2.2 Voting Rights. Except as may otherwise be provided by the Delaware General Corporation Law, each holder of Voting Preferred Shares shall be entitled to vote on all matters presented for a vote of the stockholders of the Corporation, including, without limitation, the election of directors. Each holder of Voting Preferred Shares shall have the number of votes equal to the largest number of whole Common Shares into which such Voting Preferred Shares could then be converted pursuant to Section 4.2.4 hereof (such number to be calculated as of the record date for the determination of holders of Common Shares having the right to vote on such matters, or if no record date has been established, on the date such vote is taken). The holders of the Voting

Preferred Shares and the holders of the Common Shares shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                4.2.3 Dividends and Distributions.

                      (a) The holders of Voting Preferred Shares shall be
             entitled to receive dividends, to the extent permitted by the Delaware General Corporation Law, prior and in preference to any declaration or payment of any dividend on the Common Shares, at the rate of 10% per annum, based on a 365-day year. Such dividends shall be cumulative and shall be paid annually on the last day of June (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) in each year, commencing on the Effective Date, for each full year and each portion of a year that the share entitled to such dividend is outstanding. Such dividends shall be paid in additional fully paid and nonassessable Voting Preferred Shares. No formal declaration of any such dividends by the Board of Directors shall be required.

                      (b) As long as any Voting Preferred Shares are
             outstanding, the Corporation shall not declare or pay on any Common Shares any dividend whatsoever, whether in cash, stock, property or otherwise, nor shall the Corporation make any distribution on any Common Shares, nor shall any Common Shares be purchased or redeemed by the Corporation, nor shall any monies be paid or made available for a purchase, retirement or sinking fund for the purchase or redemption of any Common Shares, unless all dividends that the holders of the Voting Preferred Shares are then entitled to receive under Section 4.2.3(a) hereof for all previous dividend periods have been paid.

                4.2.4 Conversion Rights.

                      (a) The holders of Voting Preferred Shares shall have the
             right to convert each such share into fully paid and nonassessable Common Shares, at the Voting Preferred Conversion Rate (as defined in Section 4.2.4(b) hereof) in effect on the date of conversion, at any time after the Effective Date.

                      (b) The holders of Voting Preferred Shares shall be
             obligated to convert each such share into fully paid and nonassessable Common Shares, at the Voting Preferred Conversion Rate in effect on the date of conversion, by no later than July 26, 2003. Any Voting Preferred Share that has not been converted into Common Shares by July 26, 2003 shall automatically convert into Common Shares at the Voting Preferred Conversion Rate then in effect; provided, however, that if the Market Price on that date is less than the Initial Voting Preferred Conversion Price, then the Corporation shall promptly pay the aggregate amount of the shortfall to the holders of the Voting Preferred Shares in cash based on the number of shares held by each such holder. Notwithstanding that the certificates evidencing any such converted shares shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the converted shares (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate. For purposes of this Section 4.2.4, the term:

                          (i) "Initial Voting Preferred Conversion Price" means
                the Market Price on the Effective Date.

                          (ii) "Market Price" means the thirty-day average
                closing price per Common Share on the New York Stock Exchange ("NYSE") on the day immediately preceding the conversion if the Common Shares are then traded on the NYSE, or the thirty-day average closing bid price per Common Share on the day immediately preceding the conversion if the Common Shares are then traded on The Nasdaq Stock Market, Inc. ("Nasdaq") National Market or any other national securities exchange; provided, however, that if the Common Shares are not then listed on a national securities exchange or Nasdaq, then the Market Price shall be the current fair market value per Common Share on such date as determined in good faith by the Board of Directors.

                          (iii) "Voting Preferred Conversion Rate" means, with
                respect to each Voting Preferred Share, the result of dividing
                (A) the sum of the Voting Preferred Liquidation Preference (as defined in Section 4.2.7(a) hereof) plus any accrued and unpaid dividends on such share by (B) the Initial Voting Preferred Conversion Price.

                      (c) If, at any time after the Effective Date, the Common
            Shares issuable on conversion of the Voting Preferred Shares are changed into the same or a different number of shares of any other class or classes of stock of the Corporation, whether by reclassification, subdivision, combination, stock dividend, exchange of shares or otherwise, then the holders of the Voting Preferred Shares shall, upon such conversion, be entitled to receive, in lieu of the Common Shares that the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Voting Preferred Shares immediately before such change.

                      (d) If, at any time after the Effective Date, there shall
            be a capital reorganization of the Common Shares (including any subdivision or combination of the Common Shares but excluding any reclassification, subdivision, combination, dividend or exchange provided for in Section 4.2.4(c) hereof), or a merger or consolidation of the Corporation with another corporation or entity, or a statutory stock exchange, or a sale of all or substantially all of the Corporation's assets or securities to any other person, then, as a part of such reorganization, merger, consolidation, exchange or sale, lawful provision shall be made so that the holders of the Voting Preferred Shares shall thereafter be entitled to receive upon conversion of their Voting Preferred Shares the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which holders of the Common Shares deliverable upon conversion of the Voting Preferred Shares would have been entitled on such capital reorganization, merger, consolidation, exchange or sale if the Voting Preferred Shares had been converted immediately before that capital reorganization, merger, consolidation, exchange or sale to the end that the provisions of this Section 4.2.4(d) (including but not limited to adjustment of the Voting Preferred Conversion Rate then in effect) shall be applicable after that event as nearly equivalently as may be practicable.

                      (e) In order to convert the Voting Preferred Shares into
            Common Shares, the holder thereof shall deliver to the Corporation, at its principal office or such other office or agency maintained by the Corporation for such purpose: (i) a complete and executed conversion certificate in the form attached hereto as EXHIBIT A (a "Notice of Voting Preferred Conversion"); and (ii) the certificate or certificates representing the Voting Preferred Shares being converted (collectively, the "Converted Voting Preferred Certificate"). The Notice of Voting Preferred Conversion shall be effective and in full force and effect if delivered to the Secretary of the Corporation by facsimile transmission at (440) 572-4500. Provided that a copy of the Notice of Voting Preferred Conversion is delivered to the Corporation by the close of business on such date by facsimile transmission or otherwise, and provided that the original Notice of Voting Preferred Conversion and the Converted Voting Preferred Certificate are delivered to the Corporation within three business days thereafter at 17800 Royalton Road, Strongsville, Ohio 44136-5197, Attention: Secretary, the date on which the Notice of Voting Preferred Conversion is given shall be deemed to be the date set forth therefor in the Notice of Voting Preferred Conversion (the "Voting Preferred Conversion Date"), and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of the Voting Preferred Conversion Date. If the original Notice of Voting Preferred Conversion and the Converted Voting Preferred Certificate are not delivered to the Corporation within three business days after the Voting Preferred Conversion Date, then the Notice of Voting Preferred Conversion shall become null and void as if it were never given and the Corporation shall, within two business days thereafter, return to the holder by overnight courier any Converted Voting Preferred Certificate that may have been submitted in connection with such conversion. In the event that any Converted Voting Preferred Certificate submitted represents a number of Voting Preferred Shares that is greater than the number of such shares that is being converted pursuant to the Notice of Voting Preferred Conversion delivered in connection therewith, the Corporation shall deliver, together with the certificates for the Common Shares issuable upon such conversion as provided herein, a certificate representing the remaining number of Voting Preferred Shares not converted.

                      (f) Upon receipt of a Notice of Voting Preferred
            Conversion, the Corporation shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of Common Shares to which a converting holder of Voting Preferred Shares shall be entitled to receive as provided herein to be issued to, delivered by overnight courier to and received by such converting holder within ten business days after the Voting Preferred Conversion Date. Such delivery shall be made at such address as such converting holder may designate therefor in the Notice of Voting Preferred Conversion or in its written instructions submitted together therewith.

                      (g) The Corporation shall pay any and all issue and other
            taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Voting Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                      (h) No less than 500 Voting Preferred Shares may be
            converted at any one time, unless the holder then holds less than 500 shares and converts all such shares at that time.

                      (i) No fractional Common Shares shall be issued upon
            conversion of the Voting Preferred Shares. Instead, the number of Common Shares to be issued shall be rounded down to the nearest whole share and the Corporation shall promptly pay in lieu of a fractional Common Share a cash adjustment equal to the corresponding fraction of the Market Price on the Voting Preferred Conversion Date.

                      (j) The Corporation shall at all times reserve and keep
            available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Voting Preferred Shares into Common Shares as provided herein, the full number of Common Shares deliverable from time to time upon the conversion of all outstanding Voting Preferred Shares.

                4.2.5 Repurchase Obligation.

                      (a) If at any time after the Effective Date the
            Corporation issues or sells any of its equity securities, in a single or continuous offering, for an aggregate purchase price in excess of $20,000,000 (other than an offering for the purpose of financing the acquisition of The Pyramid Life Insurance Company, a Kansas stock insurance company), then the Corporation shall repurchase all outstanding Voting Preferred Shares, at a price equal to the aggregate Voting Preferred Liquidation Preference of such shares plus any accrued and unpaid dividends thereon, within ninety days after the date of issuance or sale of such equity securities.

                      (b) The Corporation shall provide written notice of any
            repurchase required by this Section 4.2.5 specifying the repurchase date and the procedure for the repurchase, by first class or certified mail, postage prepaid, to each holder of Voting Preferred Shares at the address for such holder last shown on the records of the Corporation or its transfer agent, not more than sixty nor less than thirty days before the repurchase date.

                      (c) Notwithstanding Section 4.2.5(a) hereof, the holders
            of the Voting Preferred Shares shall have the right to convert any of their shares into Common Shares, in accordance with the provisions of Section 4.2.4 hereof, at any time up to twenty days prior to the repurchase date specified in the notice of repurchase from the Corporation.

                      (d) No holder of redeemed Voting Preferred Shares shall be entitled to any dividends with respect to such shares after the repurchase date, and on such date all rights of such holder as a stockholder of the Corporation by reason of the ownership of such shares shall cease, except the right to receive the price of such shares without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not after the repurchase date be deemed to be outstanding.

                      (e) On or before the repurchase date, the Corporation
            shall deposit an amount equal to the aggregate repurchase price for all outstanding Voting Preferred Shares with a bank or trust company in a trust fund for the benefit of the respective holders of such shares together with instructions and authority to the bank or trust company to pay such price for such shares to the respective holders, after the repurchase date and upon receipt of notification from the Corporation that such holder has surrendered to the Corporation all of the certificates representing the Voting Preferred Shares of such holder. The Corporation shall have the right to request the return of the balance of any monies deposited by the Corporation remaining unclaimed at the expiration of sixty days following the repurchase date.

                4.2.6 Redemption Rights.

                      (a) The Corporation may, on any of the dates specified
            below and as may be determined by the Board of Directors, redeem all or any part of the Voting Preferred Shares for an amount equal to the following percentage of the sum of the aggregate Voting Preferred Liquidation Preference of the shares to be redeemed on such date and any accrued and unpaid dividends thereon:

                          REDEMPTION DATE                 APPLICABLE PERCENTAGE
                          -----------------------------------------------------

                           July 26, 2001                         120%
                           July 26, 2002                         115%
                           July 26, 2003                         110%

                      (b) The Corporation shall provide written notice of any
            redemption pursuant to this Section 4.2.6 specifying the applicable redemption date, the number or percentage of shares to be redeemed and the procedure for redemption, by first class or certified mail, postage prepaid, to each holder of Voting Preferred Shares at the address for such holder last shown on the records of the Corporation or its transfer agent, not more than sixty nor less than thirty days before the applicable redemption date. Upon mailing of any such notice of redemption, the Corporation shall become obligated to redeem Voting Preferred Shares specified in such notice.

                      (c) Notwithstanding Section 4.2.6(a) hereof, the holders
            of the Voting Preferred Shares shall have the right to convert any of their shares into Common Shares, in accordance with the provisions of Section 5 hereof, at any time up to twenty days prior to the repurchase date specified in any notice of redemption from the Corporation.

                      (d) No holder of redeemed Voting Preferred Shares shall be entitled to any dividends with respect to such shares after the applicable redemption date, and on such date all rights of such holder as a stockholder of the Corporation by reason of the ownership of such shares shall cease, except the right to receive the price of such shares without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not after such redemption date be deemed to be outstanding. In the event that the Corporation redeems less than all of the outstanding Voting Preferred Shares, the Corporation shall issue to each holder a replacement certificate representing the Voting Preferred Shares that were not so redeemed.

                      (e) On or before the applicable redemption date, the
            Corporation shall deposit an amount equal to the applicable redemption price for all Voting Preferred Shares to be redeemed on such date with a bank or trust company in a trust fund for the benefit of the respective holders of the Voting Preferred Shares designated for redemption together with instructions and authority to the bank or trust company to pay such price for such shares to the respective holders, after the redemption date and upon receipt of notification from the Corporation that such holder has surrendered to the Corporation all of the certificates representing the Voting Preferred Shares of such holder that are being redeemed. The Corporation shall have the right to request the return of the balance of any monies deposited by the Corporation remaining unclaimed at the expiration of sixty days following the redemption date.

                4.2.7 Liquidation Rights.

                      (a) In the event of any voluntary or involuntary
            liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Common Shares and any class or series of Non-Voting Preferred Shares ranking on liquidation junior or subordinate to the Voting Preferred Shares, but after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Voting Preferred Shares, the holders of each Voting Preferred Share shall be entitled to receive an amount of cash, out of funds legally available therefor, equal to the sum of (i) the original purchase price of $100 per Voting Preferred Share, as appropriately adjusted for any combinations, subdivisions or similar recapitalizations affecting the Voting Preferred Shares after the Effective Date (the "Voting Preferred Liquidation Preference"), plus (ii) an amount equal to any accrued and unpaid dividends thereon. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Voting Preferred Shares and any class or series of Preferred Shares ranking on liquidation on a parity with the Voting Preferred Shares, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed ratably to the holders of any class or series of Non-Voting Preferred Shares ranking on liquidation junior or subordinate to the Voting Preferred Shares and the holders of the Common Shares, as their interests may appear.

                      (b) If the assets and surplus funds of the Corporation
            legally available to be distributed to the holders of the Voting Preferred Shares on liquidation are insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled pursuant to Section 4.2.7(a) hereof, then the holders of the Voting Preferred Shares and any class or series of Preferred Shares ranking on liquidation on a parity with the Voting

            Preferred Shares shall share ratably in any remaining assets and surplus funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                      (c) A merger or consolidation of the Corporation with or
            into any other company, a share exchange or the sale or conveyance of all or any part of the assets of the Corporation (that does not in fact result in a liquidation, dissolution or winding up of the affairs of the Corporation and the distribution of assets to its stockholders) shall not be deemed a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation within the meaning of this Section 4.2.7.

                      (d) If, upon any voluntary or involuntary liquidation,
            dissolution or winding-up of the Corporation, payment shall have been made to the holders of Voting Preferred Shares of the full amount to which they shall be entitled hereunder, then such holders shall not be entitled to any further participation in the distribution of the remaining assets of the Corporation available for distribution to its stockholders.

                4.2.8 No Sinking Fund. The Voting Preferred Shares shall not be subject to the operation of any purchase, retirement or sinking fund.

                4.2.9 Preemptive Rights. The holders of the Voting Preferred Shares are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

                4.2.10 Reacquired Shares. Any Voting Preferred Shares that are converted into Common Shares, or are redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be promptly retired and cancelled and shall not subject to reissuance.

                4.2.11 Ranking. Notwithstanding any provision of this Section
4.2 to the contrary, the Voting Preferred Shares shall rank senior to or on a parity with all other classes or series of Preferred Shares hereafter designated as to the payment of dividends and the distribution of assets, unless otherwise consented to or agreed in writing by the holders of a majority of the outstanding Voting Preferred Shares.

                4.2.12 Subordination. Notwithstanding any provision of this
Section 4.2 to the contrary, the Corporation shall not be required to declare or pay, or set aside for payment, any dividends or distributions with respect to the Voting Preferred Shares, or to repurchase or redeem any Voting Preferred Shares, if such action would constitute a default pursuant to the Corporation's agreements with its senior lenders; provided that the holders of the Voting Preferred Shares shall always be entitled to convert their Voting Preferred Shares into Common Shares in accordance with the provisions of this Section 4.2.

                4.2.13 Severability. In the event any term, provision, sentence or paragraph of this Section 4.2 is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of this Section 4.2, and the balance of this Section 4.2 shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of this Section 4.2. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of this Section 4.2 in any other jurisdiction.

            4.3 Non-Voting Preferred Shares.

                (a) Designations by Board of Directors. The Non-Voting Preferred Shares may be issued from time to time in one or more classes or series without voting rights, and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as are stated herein and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinafter prescribed.

                (b) Voting Rights. Except as may otherwise be required by the Delaware General Corporation Law, the holders of Non-Voting Preferred Shares shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation.

                (c) Terms of the Non-Voting Preferred Shares. Authority is hereby expressly granted to and vested in the Board of Directors or any designated committee thereof to authorize the issuance of the Non-Voting Preferred Shares from time to time in one or more classes or series, to determine and take necessary proceedings to fully effectuate the issuance and redemption of any such Non-Voting Preferred Shares and, with respect to each class or series of Non-Voting Preferred Shares, to fix and state from time to time, by resolution or resolutions providing for the issuance thereof, the following:

                    (i) the number of shares to constitute the class or series and the designations thereof;

                    (ii) the preferences and relative, participating, optional or special rights, if any, and qualifications, limitations or restrictions thereof, if any, of the class or series;

                    (iii) whether the shares of the class or series will be
            redeemable and, if redeemable, the redemption price or prices and the time or times at which, and the terms and conditions upon which, such shares will be redeemable and the manner of redemption;

                    (iv) whether the shares of the class or series will be
            subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are to be established, the annual amount thereof and the terms and conditions relative to the operation thereof;

                    (v) the dividend rate, whether dividends are payable in
            cash, stock or otherwise, the conditions upon which and the times when such dividends are payable, the preference or relation to the payment of dividends on any other class or series of stock, whether or not such dividends will be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends will accumulate;

                    (vi) the preferences, if any, and the amounts thereof that the holders of the class or series will be entitled to receive upon the voluntary or involuntary dissolution, liquidation or winding up of, or upon any distribution of the assets of, the Corporation;

                    (vii) whether the shares of the class or series will be
            convertible into, or exchangeable for, the shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation and the conversion price or prices, or ratio or ratios, or rate or rates, at which such conversion or exchange may be made, with such adjustments, if any, as shall be expressed or provided for in such resolution or resolutions; and

                    (viii) such other special rights and protective provisions with respect to the class or series as the Board of Directors or any designated committee thereof may deem advisable.

                    The shares of each class or series of Non-Voting Preferred Shares may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or any designated committee thereof may from time to time increase the number of shares of Non-Voting Preferred Shares designated for any existing class or series by a resolution adding to such class or series authorized but unissued shares of Non-Voting Preferred Shares not designated for any other class or series thereof. The Board of Directors or any designated committee thereof may from time to time decrease the number of shares of Non-Voting Preferred Shares designated for any existing class or series by a resolution subtracting from such class or series any unissued shares of Non-Voting Preferred Shares designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Non-Voting Preferred Shares.

            4.4 Common Shares.

                (a) Powers, Preferences and Rights. Except as may otherwise be provided by the Delaware General Corporation Law, the powers, preferences and rights of the Common Shares, and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

                (b) Voting Rights. Except as may otherwise be provided by the Delaware General Corporation Law, each holder of Common Shares shall be entitled to one vote for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Corporation, including, without limitation, the election of directors.

                (c) Dividends. Except as may otherwise be provided in this Certificate of Incorporation or by the Delaware General Corporation Law, if, as and when dividends on the Common Shares are declared payable from time to time by the Board of Directors as provided in this Section 4.4(c), whether payable in cash, property, stock or other securities, the holders of Common Shares shall be entitled to share equally, on a per share basis, in such dividends.

                (d) Liquidating Distributions. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any sale or conveyance of all or substantially all of the assets of the Corporation, after payment or provision for payment of all the liabilities of the Corporation and the expenses of liquidation, and after the holders of the Preferred Shares shall have been paid in full the amounts, if any, to which they are entitled or a sum sufficient for such payment in full shall have been set aside, the remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the Common Shares. For the purpose of this
Section 4.4(d), a merger, consolidation, sale or conveyance shall not be deemed to be a liquidation or winding up of the Corporation unless the transaction provides for the cessation of the business of the Corporation."

                SECOND: The amendment to the Certificate of Incorporation effected hereby has been proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned duly authorized officer as of the 25th day of July, 2000.



                                                 /s/ Linda S. Standish
                                                 -------------------------------
                                                 Linda S. Standish, Secretary

                                    EXHIBIT A
                                    ---------


                              NOTICE OF CONVERSION
                                       OF
                       CONVERTIBLE VOTING PREFERRED STOCK
                                       OF
                                CERES GROUP, INC.

            The undersigned holder ("Holder") hereby surrenders to Ceres Group, Inc., a Delaware corporation (the "Corporation"), one or more certificates representing Convertible Voting Preferred Shares, par value $0.001 per share, of the Corporation (the "Voting Preferred Shares") in connection with the conversion of all or part of the Voting Preferred Shares into Common Shares, par value $0.001 per share, of the Corporation (the "Common Shares") as set forth below.

            1. Holder acknowledges that the Corporation issued the Voting Preferred Shares pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act").

            2. Holder represents and warrants that all offers and sales of the Common Shares to be issued to Holder upon such conversion of the Voting Preferred Shares were made (a) pursuant to an effective registration statement under the Securities Act (in which case Holder represents that a prospectus has been delivered), (b) in compliance with Rule 144, or (c) pursuant to some other applicable exemption from registration.

Number of Voting Preferred Shares to be converted:
                                                  ------------------------------

Delivery instructions for certificates of Common Shares and for new certificates representing any remaining Voting Preferred Shares:
                                                   -----------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Signature of Holder:
                     -----------------------------------------------------------

Printed Name of Holder:
                        --------------------------------------------------------

Social Security or Tax Identification Number of Holder:
                                                        ------------------------

Dated:
       -------------------------------------------------------------------------